Exhibit 5.1

Barack Ferrazzano Kirschbaum & Nagelberg llp
200 WEST MADISON STREET, SUITE 3900
CHICAGO, ILLINOIS  60606
Telephone  (312) 984-3100
Facsimile  (312) 984-3150

May 20, 2008

QCR Holdings, Inc.
3551 7th Street, Suite 204
Moline, Illinois  61265

Ladies and Gentlemen:

We have acted as special counsel to QCR Holdings, Inc., a Delaware corporation (the “Company”), in connection with the registration of 250,000 shares of its common stock, $1.00 par value (the “Shares”), pursuant to the QCR Holdings, Inc. 2008 Equity Incentive Plan (the “Plan”) as set forth in the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the “Commission”) on or about May 20, 2008 (the “Registration Statement”).  In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.  Capitalized terms used, but not defined, herein shall have the meanings given such terms in the Registration Statement.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Registration Statement becomes effective and the Shares have been issued in accordance with the Plan, the Shares will be validly issued, fully paid and nonassessable.  With respect to the opinions expressed above, we are qualified to practice law in the State of Illinois and express no opinion concerning any law other than the General Corporation Law of the State of Delaware and the laws of the United States of America.

This opinion is being furnished to you solely for your benefit in connection with the transactions set forth above.  It may not be relied upon by, nor a copy of it delivered to any other party, without our prior written consent.  This opinion is based upon our knowledge of the law and facts as of the date hereof, and we assume no duty to communicate with you with respect to any matter that comes to our attention hereafter.

We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Barack Ferrazzano Kirschbaum & Nagelberg LLP

BARACK FERRAZZANO KIRSCHBAUM & NAGELBERG LLP